Exhibit 10.58

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the United States Securities and Exchange Commission.

December 21, 2007

Fourth Joint Memorandum by Microsoft Corporation (“Microsoft”) and Novell, Inc. (“Novell”)

Re:	Incremental Prepayment for SLES Subscription Rights for Asia Pacific Region

Background on Prior Joint Memoranda/Amendments: On November 2, 2006, Microsoft and Novell entered into a Business Collaboration Agreement (“Original BCA”). The Original BCA defines the terms and conditions under which Novell will sell to Microsoft for distribution to prospective shared customers and other SUSE Linux Enterprise Server (“SLES”) licensees, the right to enroll in SLES support subscriptions (“Prepaid Subscription Rights”).

On December 28, 2006, the parties executed a Joint Memorandum (“BCA Amendment #1”) regarding participation by the parties’ respective Irish subsidiaries in the Original BCA. On January 16, 2007, the parties executed a First Amended and Restated Business Collaboration Agreement, superseding the Original BCA (such First Amended and Restated Business Collaboration Agreement, the “BCA”). Also on January 16, 2007, the parties executed a Second Joint Memorandum (“BCA Amendment #2”) regarding the impact of a January 16, 2007 participation agreement entered into between the parties’ respective Irish subsidiaries on the BCA. On May 1, 2007 the parties executed a Third Joint Memorandum (“BCA Amendment #3”) regarding certain expanded SLES Subscriptions available under Prepaid Subscription Rights.

This Fourth Joint Memorandum: This Fourth Joint Memorandum (“BCA Amendment #4”) is entered into as of December 21, 2007 (“4th Effective Date”) and is written to promote the use of SLES in the Asia Pacific region. All capitalized terms not defined herein shall have the same meaning as set forth in the BCA.

Amendment: The following BCA amendments apply solely to the incremental purchase of SLES Subscription certificates (and distribution of such certificates) by Microsoft [***]. The BCA (including all amendments thereto) is hereby modified as follows:

1.	Section 4.1 of the BCA is amended by inserting the following as the last sentence:

Solely with respect to the SLES Subscription certificates purchased under this BCA Amendment #4 for distribution in the Asia Pacific region, Microsoft’s purchase price for the right to enroll in a single SLES Subscription shall equal [***].

2.	Section 4.2 of the BCA is amended by adding the following as a new section 4.2(d):

4.2(d)	Microsoft will purchase from Novell [***] Prepaid Subscription Rights for delivery to Shared Customers or SLES licensees in the Asia Pacific region, including through any Microsoft-authorized reseller (the “Asia Pacific Commitment”). Microsoft may use up to half (or such other proportion on which the parties may otherwise agree) of the Asia Pacific Commitment to purchase Multi-Year Subscriptions. Microsoft will pay Novell the Asia Pacific Commitment [***]. Novell will deliver to Microsoft Subscription Certificates reflecting such Prepaid Subscription Rights as follows: [***], and will include as part of such delivery any Multi-Year Subscriptions requested by Microsoft. Microsoft may also order delivery of additional Subscription Certificates purchased through the Asia Pacific Commitment [***].

[*** Confidential Treatment Requested]

3.	The BCA is amended by adding the following as a new section 4.3(e):

4.3(e)	Territorial Restriction. For the SLES Subscription certificates made available under this BCA Amendment #4, the parties anticipate sale and delivery of all such certificates to customers located in the People’s Republic of China. If, however, opportunities arise for selling and delivering the certificates to other countries in the Asia Pacific region (e.g., Japan), the parties agree to execute any necessary agreements to enable the proper Novell and Microsoft entities to participate as sellers and buyers of record in such countries.

4.

Marketing. The parties further agree to develop a mutually acceptable field marketing plan, [***], to promote the sale and delivery of SLES Subscription certificates in the Asia Pacific region. Within 30 days after the 4th Memorandum Effective Date, the parties will define a sales and marketing plan for this Asia Pacific Commitment.

5.	Termination: This BCA Amendment #4 shall run concurrently with the Agreement and be subject to the same termination provisions.

6.	Effect. Except as expressly amended and supplemented by this BCA Amendment #4, the parties hereby ratify and confirm that terms and conditions of the BCA remain in full force and effect.

7.	Counterparts. This BCA Amendment #4 may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this BCA Amendment #4, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this BCA Amendment #4 to the other party as soon as practicable following execution thereof.

Accepted and Agreed by Novell, Inc.	Accepted and Agreed by Microsoft Corp.
Signature: /s/ Joseph A. LaSala Jr.	Signature: /s/ Mary Snapp
Printed Name: Joseph A. LaSala Jr.	Printed Name: Mary Snapp
Title: General Counsel	Title: Corporate Vice President & Deputy General Counsel
Date: 12/21/07	Date: 12/21/07

[*** Confidential Treatment Requested]